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Exhibit (a)(1)(E)

Paris the,

Dear Ms. Mr.

Acting in our capacity as the entity holding the warrant accounts for Publicis Groupe S.A., with respect to which you hold Equity Warrants (the "Warrants"), we inform you that the Warrants are subject to a

Voluntary Public Tender Offer (the "Offer")
Duration of the offer: from January 17, 2006 to February 14, 2006,
12 p.m. New York time/6 p.m. Paris time

filed by Morgan Stanley & Co. International Limited, acting on behalf of Publicis Group, at € 9 per Warrant.

Please find enclosed the Offer to Purchase describing the Offer, which should be read in its entirety.

If you wish to tender your Warrants under the proposed terms of the Offer, we would be grateful if you would send to Euro Emetteurs Finance (to be renamed CACEIS Corporate Trust) ("EEF") back no later than the closing date of the Offer i.e. February 14, 2006, 12 p.m. New York time/6 p.m. Paris time, the attached answer form, duly completed, dated and signed. We would like to point out that any form received by EEF after February 14, 2006, 12 p.m. (New York time)/6 p.m. (Paris time), will not be taken into account and will not be effective to tender your Warrants into the Offer.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE EEF AN AGENT OF ANY OF PUBLICIS GROUPE S.A., THE DEALER-MANAGER, THE CENTRALIZATION AGENT OR THE INFORMATION AGENT, OR AUTHORIZE EEF OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

We remain, dear Ms. Mr.

Sincerely yours
EURO EMETTEURS FINANCE
CACEIS Corporate Trust

SECURITIES OPERATIONS ORDER
FOR REGISTERED FORM WARRANTS

ORDER FORM TO RETURN	LAST NAME
NO LATER THAN 14 February 2006, 12 p.m.	FIRST NAME
(NY Time)/6 p.m. (Paris time) TO EURO EMETTEURS	ADDRESS
FINANCE CACEIS Corporate Trust
14 Rue Rouget de Lisle 92130 ISSY LES MOULINEAUX	ZIP CODE
FRANCE Tél 33 (0)1 55 30 59 59 —	COUNTRY
Fax 33 (0)1 55 30 59 20	TELEPHONE

Identification number

	QUANTITY	SHARES DESIGNATION
I own in registered form the following		PUBLICIS WARRANTS ISIN FR0000312928

I would be obliged if you would note that I accept the Voluntary Public Tender Offer proposed for (1) . ............................................... PUBLICIS Warrants.

Please send me the proceeds of this sale:

  •
  by SWIFT transfer to my account as indicated below:

  ☐
  Euros

  ☐
  Dollars

Beneficiary bank (name and address) (1)
Account reference name (1)
Bank account number (1)
Swift code (1)
IBAN (1)
  •
  by check to my order.

  ☐
  Euros

  ☐
  Dollars

Date	Signature

(1)
To complete

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  Exhibit (a)(1)(E)